UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2004

Roxio, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-32373	77-0551214
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number

Roxio, Inc.
455 El Camino Real
Santa Clara, CA 95050
(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 367-3100

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On November 3, 2004, Roxio, Inc. issued a press release containing information about Roxio's financial results for its second fiscal quarter ended September 30, 2004. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.

Additional Information

Roxio, Inc. investors and security holders are advised to read the proxy statement provided in connection with the 2004 Annual Meeting of Stockholders when it becomes available and other relevant documents filed with the Securities and Exchange Commission because they will contain important information on the proposed transaction Sonic Solutions. You will be able to obtain documents filed with the SEC free of charge at the SEC’s web site at www.sec.gov. In addition, you may also obtain documents filed by Roxio, Inc. by requesting them in writing from Roxio, Inc., 455 El Camino Real, Santa Clara, CA 95050, Attn: Secretary.

ITEM 4.02. NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERM REVIEW.

(a)	On November 2, 2004, the Audit Committee of the Board of Directors of Roxio, Inc. determined that the valuation of a warrant issued in May 2002 and the purchase accounting related to the acquisition of MGI Software in January 2002 should be corrected. The revisions will increase fiscal 2003 net losses from the software division by $1.7 million and decrease fiscal 2002 net income from the software division by $123,000. These revisions will have no impact on the statements of operations or cash flows for the six month period ended September 30, 2004 or for fiscal 2004.

The valuation of the warrant is being corrected in fiscal 2002 for an inadvertent miscalculation that had previously been corrected in fiscal 2003, but should have been corrected in fiscal 2002.

The purchase accounting for MGI Software is being adjusted for two items.  First, the value of Roxio shares issued to MGI Software will be based on the average of the closing prices of the Company’s common stock on NASDAQ for the two trading days immediately preceding through the two trading days immediately following, the execution of the agreement under which the Company acquired MGI Software Corp. Second, certain items previously recorded as an adjustment to goodwill in fiscal 2003 will instead be recorded as period charges in fiscal 2002 and 2003.

The Audit Committee has discussed the matters disclosed in this filing with PricewaterhouseCoopers LLP, its independent registered public accounting firm.

The Company intends to file an amendment to its Form 10-K for the year ended March 31, 2004 to reflect the revised accounting for these transactions. The aggregate impact of these items on each historical reported period is:

	For the Year Ended
(in thousands, except per share data)	3/31/03	3/31/02
As Reported
Revenue	$120,408	$142,521
Net Income (Loss)	$(9,944)	$2,349
Basic EPS	$(0.51)	$0.14
Diluted EPS	$(0.51)	$0.13

As Adjusted
Revenue	$119,427	$141,471
Net Income (Loss)	$(11,650)	$2,226
Basic EPS	$(0.60)	$0.13
Diluted EPS	$(0.60)	$0.13
The financial statements and periods covered that should no longer be relied upon are:

Annual Report on Form 10-K for Fiscal Year ended March 31, 2004
·	Consolidated Balance Sheets as of March 31, 2004 and 2003
·	Consolidated Statements of Operations for the fiscal years ended March 31, 2003 and 2002
·	Consolidated Statements of Changes in Owner's Net Investment/Stockholders' Equity for the years ended March 31, 2004, 2003 and 2002

Quarterly Report on Form 10-Q for Fiscal Quarter ended June 30, 2004
·	Condensed Consolidated Balance Sheets as of June 30, 2004 and March 31, 2004

Form 8-K, as filed on September 3, 2004:
·	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2004
·	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended March 31, 2003
·	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended March 31, 2002

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

99.1 Press Release dated November 3, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2004

Roxio, Inc. (Registrant)

By:	/s/ William E. Growney, Jr.
Name: William E. Growney, Jr.
Title: Secretary

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EXHIBIT INDEX

Exhibit  No.     Description of Exhibit

99.1    Press Release issued by Roxio, Inc. on November 3, 2004.

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